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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation in this registration statement of our report dated December 15, 2000 relating to the financial statements of Intrepa, L.L.C. and subsidiary as of September 30, 2000 and for the nine months then ended and to all references to our Firm included in this registration statement.




ARTHUR ANDERSEN LLP
Atlanta, Georgia
January 3, 2001